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                                                                     EXHIBIT (J)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 43 to Registration Statement on Form N-1A under the Securities Act of 1933, filed under Registration Statement No. 33-46973, relating to Payden & Rygel Investment Group, including Global Short Bond Fund, Global Fixed Income Fund, Emerging Markets Bond Fund, Global Balanced Fund, European Aggressive Growth Fund, World Target Twenty Fund, Growth & Income Fund, Market Return Fund, U.S. Growth Leaders Fund, Small Cap Leaders Fund, Bunker Hill Money Market Fund, Limited Maturity Fund, Short Bond Fund, U.S. Government Fund, GNMA Fund, Investment Quality Bond Fund, Total Return Fund, High Income Fund, Short Duration Tax Exempt Fund, Tax Exempt Bond Fund, and California Municipal Income Fund of our report dated December 8, 2000 appearing in the annual report to shareholders of Payden & Rygel Investment Group for October 31, 2000 and to the references to us under the captions "Financial Highlights," "Independent Auditors" and "Financial Statements" in such Registration Statement.



DELOITTE & TOUCHE LLP

Chicago, Illinois
February 26, 2001